CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANT

We hereby consent to the use in this Registration Statement on Form SB-2 of our report dated February 27, 2001, relating to the financial statements of Woodland Hatchery, Inc., and to the reference to our Firm under the caption "Experts" in the Prospectus.

/s/ Jones Simpkins, LLP

JONES SIMPKINS, LLP

Logan, Utah

August 31, 2001